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                                                                      Exhibit 1i

                            CERTIFICATE OF AMENDMENT

                                       TO

                    AMENDED AND RESTATED DECLARATION OF TRUST

                                       OF

                        BRINSON MANAGED INVESTMENTS TRUST


         I, Amy R. Doberman, Vice President and Secretary of Brinson Managed Investments Trust ("Trust"), hereby certify that the board of trustees of the Trust adopted the following resolutions at meetings held on May 9, 2001 and September 20, 2001, and that the amendment to the Amended and Restated Declaration of Trust becomes effective on November 5, 2001:

Resolutions Adopted on May 9, 2001:

                  RESOLVED, that, pursuant to Section 1 of Article III of the Trust's Declaration of Trust, the unlimited number of shares of beneficial interest of the Series of the Trust known as "Brinson Strategy Fund" ("Fund") established as Class B shares, including all issued and outstanding Class B shares of the Fund as of the close of business on the effective date, be renamed Sub-Class B-1 shares; and be it further

                  RESOLVED, that an unlimited number of shares of beneficial interest of the Fund be established as Sub-Class B-2 shares; and be it further

                  RESOLVED, that an unlimited number of shares of beneficial interest of the Fund be established as Sub-Class B-3 shares; and be it further

                  RESOLVED, that all Class B shares of the Fund (including all Sub-Class B-1 shares, Sub-Class B-2 shares and Sub-Class B-3 shares), together with the Class A shares, Class C shares and Class Y shares of the Fund, represent interests in the assets of only that Fund and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust's Declaration of Trust and as set forth in Schedule A with respect to the conversion of Sub-Class B-1 shares, Sub-Class B-2 shares and Sub-Class B-3 shares into Class A shares.

                  RESOLVED, that Schedule A of the Declaration of Trust be, and it hereby is, amended and restated to reflect the change in the name of the Fund's Sub-Class B-1 shares, the establishment of Sub-Class B-2 shares and Sub-Class B-3 shares and the conversion of Sub-Class B-2 shares and Sub-Class B-3 shares into Class A shares; and be it further.

                  RESOLVED, that the foregoing resolutions shall become effective on a date to be determined by the Trust's officers but no later than December 31, 2001.






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Resolutions Adopted on September 20, 2001:

                  RESOLVED, that an unlimited number of shares of beneficial interest of each of the Series of the Trust known as "Brinson Strategy Fund" and "Brinson Equity Focus Fund" (each, a "Fund") be established as Sub-Class B-4 shares; and be it further

                  RESOLVED, that all Class B shares of a Fund (including all Sub-Class B-1 shares, Sub-Class B-2 shares, Sub-Class B-3 shares and Sub-Class B-4 shares), together with the Class A shares, Class C shares and Class Y shares of that Fund, represent interests in the assets of only that Fund and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust's Declaration of Trust and as set forth in Schedule A with respect to the conversion of Sub-Class B-1 shares, Sub-Class B-2 shares, Sub-Class B-3 shares and Sub-Class B-4 shares into Class A shares; and be it further

                  RESOLVED, that Schedule A of the Declaration of Trust be, and it hereby is, further amended and restated to reflect for each Fund the establishment of Sub-Class B-4 shares and the conversion of Sub-Class B-2 shares, Sub-Class B-3 shares and Sub-Class B-4 shares into Class A shares of the same Fund, such amended and restated Schedule A also to incorporate all applicable prior changes made to Schedule A; and be it further.

                  RESOLVED, that the foregoing resolutions shall become effective on a date to be determined by the Trust's officers but no later than December 31, 2001.


                                         By:  /s/ Amy R. Doberman
                                            ------------------------------------
        Dated: October 19, 2001               Amy R. Doberman
                                              Vice President and Secretary


Subscribed and sworn before me this 19th day of October, 2001:

/s/ Cristina Paradiso
------------------------------------
Cristina Paradiso
Notary Public State of New York
Qual. N.Y. Cty
No. 01PA6017191
Comm. Exp. 12/07/2002



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                      Schedule A to Declaration of Trust of
                        Brinson Managed Investments Trust

              (As Amended and Restated Effective November 5, 2001)

Series of the Trust
--------------------

Brinson Equity Focus Fund
PaineWebber High Income Fund
Brinson Strategy Fund

Classes of Shares of Each Series
--------------------------------

An unlimited number of shares of beneficial interest have been established by the Board as Class A shares, Class B shares, Class C shares and Class Y shares of each of the above Series. The Class B shares for each of Brinson Equity Focus Fund and Brinson Strategy Fund consist of an unlimited number of Sub-Class B-1 shares, Sub-Class B-2 shares, Sub-Class B-3 shares and Sub-Class B-4 shares. Each of the Class A shares, Class B shares, Class C shares and Class Y shares of a Series represents interests in the assets of only that Series and has the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust's Declaration of Trust and as set forth below with respect to the Class B shares of each Series:

        1. Each Class B share of PaineWebber High Income Fund and the Sub-Class B-1 shares of Brinson Equity Focus Fund and Brinson Strategy Fund, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Class B share or Sub-Class B-1 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the sixth anniversary of the issuance of such Class B shares or Sub-Class B-1 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Class B shares or Sub-Class B-1 shares occurred or (ii) for Class B shares or Sub-Class B-1 shares obtained through an exchange, the date on which the issuance of the Class B shares or Sub-Class B-1 shares of an eligible Brinson fund occurred, if such shares were exchanged directly, or through a series of exchanges for the Series' Class B shares or Sub-Class B-1 shares (the "Class B Conversion Date" or "Class B-1 Conversion Date")).

        2. Each Sub-Class B-2 share of Brinson Equity Focus Fund and Brinson Strategy Fund, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-2 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first






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           Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the fourth anniversary of the issuance of such Sub-Class B-2 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-2 shares occurred or (ii) for Sub-Class B-2 shares obtained through an exchange, the date on which the issuance of the Sub-Class B-2 shares of an eligible Brinson fund occurred, if such shares were exchanged directly, or through a series of exchanges for the Series' Sub-Class B-2 shares (the "Class B-2 Conversion Date")).

        3. Each Sub-Class B-3 share of Brinson Equity Focus Fund and Brinson Strategy Fund, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-3 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the third anniversary of the issuance of such Sub-Class B-3 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-3 shares occurred or (ii) for Sub-Class B-3 shares obtained through an exchange, the date on which the issuance of the Sub-Class B-3 shares of an eligible Brinson fund occurred, if such shares were exchanged directly, or through a series of exchanges for the Series' Sub-Class B-3 shares (the "Class B-3 Conversion Date")).

        4. Each Sub-Class B-4 share of Brinson Equity Focus Fund and Brinson Strategy Fund, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-4 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the second anniversary of the issuance of such Sub-Class B-4 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-4 shares occurred or (ii) for Sub-Class B-4 shares obtained through an exchange, the date on which the issuance of the Sub-Class B-4 shares of an eligible Brinson fund occurred, if such shares were exchanged directly, or through a series of exchanges for the Series' Sub-Class B-4 shares (the "Class B-4 Conversion Date")).

        5. Each Class B share of PaineWebber High Income Fund and each Sub-Class B-1, Sub-Class B-2, Sub-Class B-3 or Sub-Class B-4 share of Brinson Equity Focus Fund or Brinson Strategy Fund (hereinafter referred to collectively as "Class B shares") purchased through the reinvestment of a dividend or a distribution with respect to the respective Class B shares and the dividends and distributions on such shares shall be segregated in a separate sub-account on the stock records of the Series for each of the holders of record thereof. On any Class B Conversion Date, Class B-1 Conversion Date, Class B-2 Conversion Date, Class B-3 Conversion Date or Class B-4


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           Conversion Date (hereinafter referred to as a "Conversion Date"), a number of the shares held in the sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series. The number of shares in the holder's sub-account so converted shall bear the same relation to the total number of shares maintained in the sub-account on the Conversion Date as the number of shares of the holder converted on the Conversion Date bears to the total number of respective Class B shares of the holder on the Conversion Date not purchased through the automatic reinvestment of dividends or distributions with respect to the Class B shares.

        6. The number of Class A shares into which a Class B share is converted shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date by the net asset value per share of the Class A shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date.

        7. On the Conversion Date, the Class B shares converted into Class A shares will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof will cease (except the right to receive declared but unpaid dividends to the Conversion
           Date).

For purposes of the foregoing, the term "eligible Brinson fund" includes any and all mutual funds for which Brinson Advisors, Inc. serves as investment adviser, investment manager or principal underwriter that offer shares that (i) have a contingent deferred sales charge imposed upon certain redemptions of such shares and (ii) are exchangeable with the Class B shares of the Series.


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